Exhibit 99.1

Press Release

For further information:

Jeffrey R. Luber
Chief Financial Officer and General Counsel
EXACT Sciences Corporation
P: (508) 683-1211
E: jluber@exactsciences.com

EXACT SCIENCES ANNOUNCES SECOND QUARTER 2006 RESULTS

MARLBOROUGH, Mass — (July 24, 2006) — EXACT Sciences Corporation (NASDAQ: EXAS) announced today its financial results for the second quarter ended June 30, 2006.

Net loss for the quarter ended June 30, 2006 totaled $3.2 million, or $0.12 per share, compared to a net loss of $4.0 million, or $0.15 per share, for the same quarter last year.

The decrease in net loss from the comparable quarter last year resulted primarily from a one-time, non-cash reduction in revenue of $0.6 million recorded in the quarter ended June 30, 2005 in connection with the extension of the expiration date of a warrant issued to Laboratory Corporation of America® Holdings (LabCorp®) in June 2002.

For the quarter ended June 30, 2006, revenues totaled $1.2 million versus $0.6 million for the quarter ended June 30, 2005.  These revenues primarily reflect the amortization of up-front license fee payments from LabCorp and, to a lesser extent, royalties on LabCorp’s sales of PreGen-Plus™ (LabCorp’s colon cancer testing service), and sales of Effipure™ units to LabCorp.  The increase in total revenue for the quarter ended June 30, 2006 resulted primarily from the one-time, non-cash reduction in revenue of $0.6 million for the quarter ended June 30, 2005, as described above.

Total operating expenses were $4.7 million in the quarter ended June 30, 2006, including $0.7 million of non-cash stock-based compensation, as compared to $4.7 million in the same quarter of 2005, which included $0.1 million of non-cash stock-based compensation.  The increase in non-cash stock-based compensation of $0.6 million was due primarily to our adoption of SFAS No. 123(R) on January 1, 2006 and was partially offset by lower sales and marketing spending in the quarter ended June 30, 2006 as compared to the same quarter of 2005.

For the quarter ended June 30, 2006, over 1,000 PreGen-Plus tests were accessioned by LabCorp, compared to 922 and 1,211 for the quarters ended June 30, 2005 and March 31, 2006, respectively.  As of June 30, 2006, the Company had approximately $27.0 million in cash, cash equivalents and marketable securities.

Second Quarter 2006 Conference Call

EXACT Sciences will host a conference call to discuss its second quarter 2006 financial and operating results, its business outlook and the topics outlined below on Tuesday, July 25, 2006 at 8:30 a.m. ET.  A live web cast of the conference call can be accessed at EXACT Sciences’ web site, www.exactsciences.com, through the Investor Relations link.  The conference call and the web cast are open to all interested parties.  An archived version of the web cast will be available at www.exactsciences.com, through the Investor Relations link, for one month.  A replay of the conference call also will be available for 48 hours, beginning two hours after the completion of the live call.

The following will be among the topics discussed on the Company’s conference call on July 25, 2006 at 8:30 a.m. ET:

•                  Second quarter 2006 financial and operating results;

•                  An FDA regulatory update; and

•                  A guidelines update.

Information for the call is as follows:

Domestic callers:  866-831-6243
International callers:  617-213-8855
Participant Passcode:  80766660

The conference call replay information is as follows:

Domestic callers:  888-286-8010
International callers:  617-801-6888
Participant Passcode:  73130431

About EXACT Sciences

EXACT Sciences Corporation uses applied genomics to develop effective, patient-friendly screening technologies for use in the detection of cancer. Certain of its technologies have been licensed to Laboratory Corporation of America Holdings (LabCorp) for a stool-based DNA screening assay for colorectal cancer in the average-risk population. Colorectal cancer, which is the most deadly cancer among non-smokers, is generally curable if detected early. Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high. EXACT Sciences believes its genomics-based technologies will help enable detection of colorectal cancer so that more people can be effectively treated. Founded in 1995, EXACT Sciences is based in Marlborough, Mass.  PreGen-Plus(TM) has not been approved or cleared by the Food & Drug Administration.

Certain statements made in this press release that are not based on historical information are express or implied forward-looking statements relating to, among other things, EXACT Sciences’ expectations concerning, among other things, its business outlook.  These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EXACT Sciences’ control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements.  In particular, the risks and uncertainties include, among other things, the clinical performance and market acceptance of its technologies; the reproducibility of its research results in subsequent studies and in clinical practice; the inclusion of PreGen-Plus in cancer screening guidelines; sufficient investment in the sales and marketing of PreGen-Plus; the success of its strategic relationship with LabCorp; EXACT Sciences’ and LabCorp’s ability to license certain technologies or obtain raw materials for its technologies; the ability to convince Medicare and other third-party payors to provide adequate reimbursement for EXACT Sciences’ technologies; the ability to convince medical practitioners to order tests using EXACT Sciences’ technologies; the ability to increase the performance of the PreGen-Plus test; the ability of EXACT Sciences or LabCorp to lower the cost of the PreGen-Plus test through automating and simplifying key operational processes; the number of people who decide to be screened for colorectal cancer using EXACT Sciences’ technologies; competition; the ability to comply with federal and state statutes and regulations relating to EXACT Sciences’ products and services, including FDA requirements, the U.S. Department of Transportation and the Clinical Laboratory Improvement Amendments; the ability to protect EXACT Sciences’ intellectual property and the cost of enforcing or defending EXACT Sciences in litigation relating to intellectual property rights; the possibility that other companies will develop and market novel or improved methods for detecting colorectal cancer; and the ability to raise additional capital on acceptable terms.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  EXACT Sciences undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.  For additional disclosure regarding these and other risks faced by EXACT Sciences, see the disclosure contained in EXACT Sciences’ public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC.

(tables follow)

EXACT SCIENCES CORPORATION

Selected Unaudited Financial Information

Statements of Operation Data

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In thousands, except per share data	2006	2005	2006	2005
Revenue:
Product royalty fees	$61	$46	$122	$114
License fees	1,091	498	2,182	1,626
Product	69	79	111	130
	1,221	623	2,415	1,870
Gross profit (loss):
Product royalty fees	57	43	114	107
License fees	1,091	498	2,182	1,626
Product	(20)	(50)	(562)	(43)
	1,128	491	1,734	1,690

Operating Expenses:
Research and development(1)	1,918	1,894	3,878	4,236
Sales and marketing(1)	1,272	1,619	2,758	3,276
General and administrative(1)	1,497	1,190	3,138	2,595
Restructuring	—	—	—	626
	4,687	4,703	9,774	10,733

Loss from operations	(3,559)	(4,212)	(8,040)	(9,043)

Interest income	313	261	631	507

Net loss	$(3,246)	$(3,951)	$(7,409)	$(8,536)

Net loss per share — basic and diluted	$(0.12)	$(0.15)	$(0.28)	$(0.33)

Weighted average common shares outstanding — basic and diluted	26,402	26,251	26,389	26,227

(1)             Non-cash stock-based compensation expense included in these amounts are as follows:

Research and development	103	19	368	80
Sales and marketing	300	—	707	58
General and administrative	306	33	702	217
Total	$709	$52	$1,777	$355

EXACT SCIENCES CORPORATION

Condensed Unaudited Balance Sheet Data

(In thousands)

	June 30,	December 31,
	2006	2005
Assets
Cash and cash equivalents	$13,832	$13,007
Short-term investments	13,208	21,112
Prepaid expenses	895	1,158
Property and equipment, net	923	1,149
Patent costs, net and other assets	1,115	1,419
Total assets	$29,973	$37,845

Liabilities and stockholders’ equity
Total current liabilities	6,257	6,316
Deferred licensing fees, less current portion	4,726	6,908
Total stockholders’ equity	18,990	24,621
Total liabilities and stockholders’ equity	$29,973	$37,845

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and the Company’s subsequent Forms 10-Q.

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